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                                                                  EXHIBIT (a)(2)

                        MUNIHOLDINGS NEW YORK FUND, INC.

                          ARTICLES OF AMENDMENT TO THE

                           ARTICLES OF INCORPORATION


     MUNIHOLDINGS NEW YORK FUND, INC., a Maryland corporation (the "Corporation"), to change its name from MuniHoldings New York Fund, Inc. to MuniHoldings New York Insured Fund, Inc., does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                  "ARTICLE I

                                     NAME
                                     ----

         The name of the corporation is MUNIHOLDINGS NEW YORK INSURED FUND, INC. (the "Corporation")."

     SECOND:   Pursuant to Section 2-607 of the Maryland General Corporation
Law, these Articles of Amendment amend the provisions of the Articles of Incorporation of the Corporation.

     THIRD:    These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation, there being no stock outstanding or subscribed for at the time of approval.
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     FOURTH:  The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

     FIFTH:    Except as amended hereby, the Corporation's charter shall remain in full force and effect.

     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.


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     IN WITNESS WHEREOF, MUNIHOLDINGS NEW YORK FUND, INC. has caused these
Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 7th day of May, 1997.

                                    MUNIHOLDINGS NEW YORK
                                         FUND, INC.
                                    (a Maryland corporation)

WITNESS:

/s/ Ira Shapiro                     By:  /s/ Thomas D. Jones, III
-----------------------                  --------------------------
Ira Shapiro                              Thomas D. Jones, III
Secretary                                President


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